UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2002

Commission File Number 0-4281

ALLIANCE GAMING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	88-0104066
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6601 S. Bermuda Rd
Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (702) 270-7600

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)(1)	Effective May 15, 2002, Alliance Gaming Corporation (the “Company”) dismissed Arthur Andersen LLP (“Andersen”) as its independent public accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to dismiss Andersen.

The reports of Andersen on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through May 15, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make a reference to the subject matter thereof in its report on the Company’s financial statements for such periods.

During the two most recent fiscal years and through May 15, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

At the request of the Company, Andersen furnished a letter addressed to the SEC stating that it agrees with the above statements. A copy of such letter, dated May 15, 2002, is filed as Exhibit 16 to this Form 8-K.

(a)(2)	The Company has engaged Deloitte & Touche LLP as its new independent accountants as of May 15, 2002. The Company’s Board of Directors approved the selection of Deloitte & Touche LLP as independent accountants upon the recommendation of the Company’s Audit Committee. During the two most recent fiscal years and through May 15, 2002, the Company has not consulted with Deloitte & Touche LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304 (a)(2)(i) or Items 304(a)(2)(ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

(16) Arthur Andersen LLP letter dated May 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

ALLIANCE GAMING CORPORATION (Registrant)

By	/s/ Robert Miodunski
President and Chief Executive Officer (Principal Executive Officer)

By	/s/ Robert L. Saxton
Sr. Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: May 15, 2002